EXHIBIT 10.10


                                  MORTGAGE NOTE


$13,000,000.00                                                   October 6, 2004

     For value received, FB DISTRO DISTRIBUTION CENTER, LLC, a Delaware limited liability company, having its principal place of business at 1901 State Road 240 East, Greencastle, Indiana 46135-7825 (hereinafter referred to as "Maker"), promises to pay to the order of BANKATLANTIC COMMERCIAL MORTGAGE CAPITAL, LLC,, a Florida limited liability company, at its principal place of business at 980
N. Federal Highway, Suite 400, Boca Raton, Florida 33432 (hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Thirteen Million and no/100 Dollars ($13,000,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

     A. A payment of interest only on the date the Loan (as hereinafter defined) is funded to Maker, representing interest to be accrued from the date of such funding through and including October 10, 2004;

     B. A constant payment of $110,193.63 (such amount hereinafter the "Monthly Debt Service Payment Amount"), on the eleventh day of November, 2004 and on the eleventh day of each calendar month thereafter up to and including the eleventh day of September, 2019 (each, a "Payment Date"); each of such payments to be applied (a) to the payment of interest computed at the Initial Interest Rate (as hereinafter defined); and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of October, 2019 (the "Maturity Date");. Payee shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Maker, to change the Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh day of each calendar month. Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in the related interest accrual period over a three hundred sixty (360) day year. The first interest accrual period hereunder shall commence on and include the date that principal is advanced hereunder and shall end on and include the next tenth (10th) day of a calendar month; unless principal is advanced on the tenth
(10th) day of a month, in which case the first interest accrual period shall consist of only such tenth (10th) day. Each interest accrual period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of this Note and shall end on and include the tenth (10th) day of the next occurring calendar month; provided, however, that if Payee shall have elected to change the Payment Date as aforesaid, Payee shall have the option, but not the obligation, to adjust the interest accrual period correspondingly. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

     1. The term "Applicable Interest Rate" as used in this Note shall mean (a) from the date of this Note through but not including the Anticipated Repayment Date (as hereinafter defined), a rate of six and seven hundredths percent (6.07%) per annum (the "Initial Interest Rate"), and (b) from and after the Anticipated Repayment Date through and including the Maturity Date or earlier date on which this Note is paid in full, a rate per annum equal to (i) the greater of (A) the Initial Interest Rate plus five (5) percentage points or (B) the Treasury Rate (as hereinafter defined) plus five (5) percentage points or
(ii) for so long as the Note is an asset of the trust, partnership, corporation or other entity formed in connection with a Secondary Market Transaction (as defined in the Security Instrument (as defined below)) pursuant to which securities rated by any Rating Agency (as defined in the Security Instrument) have been issued, the greater of (A) the Initial Interest Rate plus two (2) percentage points or (B) the Treasury Rate plus two (2) percentage points (the "Revised Interest Rate"). For purposes of this Note, (A) the term "Anticipated Repayment Date" shall mean, October 11, 2014, and (B) the term "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Anticipated Repayment Date to the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

     2. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "Loan"). This Note is secured by (a) a Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith given by Maker for the use and benefit of Payee covering the estate of Maker in certain premises as more particularly described therein (the "Security Instrument"), (b) an Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee (the "Assignment of Leases"), (c) a Cash Management Agreement of even date herewith by and between Maker and Payee (the "Cash Management Agreement") and (d) the other Loan Documents (as hereinafter defined). The term "Loan Documents" as used in this Note relates collectively to this Note, the Security Instrument, the Assignment of Leases, the Cash Management Agreement and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan.

     3. If any sum payable under this Note is not paid on the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment (provided, however, that with respect to the payment due on the Maturity Date, the aforesaid 5% sum shall be paid if the payment due on the Maturity Date is not paid within 20 days after the Maturity Date (provided further, however, that the foregoing shall not in any way constitute any type of extension of the Maturity Date, it being understood and agreed that, failure to make all payments due on the Maturity Date shall constitute an Event of Default)). If the day when any payment required under this Note is due is not a Business Day (as hereinafter defined), then payment shall be due on the first Business Day thereafter. The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which banking and savings and loan institutions in New York are authorized or obligated by law or executive order to be closed.

     4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due or upon the happening of any other Event of Default (as defined in the Security Instrument). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

     5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity
Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at a rate (the "Default Rate") equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the date Maker cures the Event of Default and such cure is accepted by Payee. This charge shall be added to the Debt and shall be secured by the Security Instrument. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

     6. This Note may not be prepaid prior to the Anticipated Repayment Date; provided, however, Maker shall have the right on any scheduled payment date after the period set forth in Section 47(a) of the Security Instrument, to prepay the entire principal balance of the this Note and any other amounts outstanding in accordance with the terms and provisions set forth in Paragraph 47 of the Security Instrument (the "Yield Maintenance Prepayment Option"). In addition, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any scheduled payment date after the date that is three (3) months immediately preceding the Anticipated Repayment Date (hereinafter, the "Optional Prepayment Date") upon thirty (30) days' prior written notice to Payee, without payment of the Yield Maintenance Premium (as defined in the Security Instrument) or any other premium or penalty so long as no Event of Default has occurred and is continuing. In addition, on the Anticipated Repayment Date or on any scheduled Payment Date thereafter, Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay in whole or in part, in $100,000 increments only, the outstanding principal balance of this Note and any other amounts outstanding without payment of the Prepayment Consideration or any other premium or penalty. If prior to the Optional Prepayment Date and while any Event of Default exists, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Mortgaged Property, either through foreclosure or the exercise of the other remedies available to Payee under the Security Instrument, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Prepayment Consideration, if any, that would be required under the Yield Maintenance Prepayment Option.

     7. In the event that Maker does not prepay the entire principal balance of this Note and any other amounts outstanding hereunder and under the other Loan Documents on the

Anticipated Repayment Date or prior to the Anticipated Repayment Date as specifically permitted in Paragraph 6 above, then commencing on the Anticipated Repayment Date and continuing until the Debt has been repaid in full, Interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Revised Interest Rate and interest accrued at the Revised Interest Rate and not paid shall be deferred and added to the Debt and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "Accrued Interest"). All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

     8. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment or the exercise of any Yield Maintenance Prepayment Option by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of any acceleration of the Debt hereunder or to collect unearned interest at the time of any such acceleration.

     9. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     10. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

     11. Intentionally Omitted Prior to Execution.

     12. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Maker.

     13. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

     14. MAKER (BY ITS ACCEPTANCE OF THIS NOTE) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MAKER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     15. This Note shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Property is located and the applicable laws of the United States of America.

     16. Any capitalized term used in this Note and not defined herein shall have the meaning given to such term in the Security Instrument.

     17. This Note may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

     18. This Note is fully recourse to Maker; provided, however, the liability of Maker pursuant to this Note and all other Loan Documents for all amounts due hereunder or thereunder (other than with respect to principal and interest payable under this Note for which there shall be no limitation) shall not exceed 25% of the then outstanding principal balance of the Loan less: (a) any payments made by Maker to Payee pursuant to the Loan Documents (not including any payments hereunder applied by Payee to principal or interest hereunder), and (b) payments by Charming Shoppes, Inc. ("Charming") to Payee pursuant to (i) that certain Guaranty, dated as of the date hereof, given by Charming to Holder (not including any such payments applied by Payee to any principal or interest hereunder); and (ii) that certain Hazardous Substances Indemnity Agreement, dated as of the date hereof, given by Maker and Charming to Payee.

                            [signature page follows]

     Maker has duly executed this Note the day and year first above written.


                                        MAKER:

                                        FB DISTRO DISTRIBUTION CENTER, LLC,
                                        a Delaware limited liability company

                                        By:     FB Distro, Inc.,
                                                an Indiana corporation,
                                                its Sole Member

                                                By:___________________________
                                                    Name:
                                                    Title:

                                 ACKNOWLEDGMENT


COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF ________________________:


     The foregoing instrument was acknowledged before me this ___ day of October, 2004, by _________________________, who acknowledged himself/herself to be the _____________ of FB Distro, Inc., an Indiana corporation, the sole member of FB Distro Distribution Center, LLC, a Delaware limited liability company, and that he/she as such officer, being authorized to do so, executed the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.


__________________________
Notary Public
My Commission Expires: